Exhibit 10.2
AMENDMENT TO
THE SCOTTS COMPANY LLC
AMENDED AND RESTATED
EXECUTIVE/MANAGEMENT INCENTIVE PLAN
WHEREAS, The Scotts Company LLC, an Ohio limited liability company (the “Company”), maintains The Scotts Company LLC Amended and Restated Executive/Management Incentive Plan (“Plan”), as amended and restated effective as of November 7, 2007;
WHEREAS, pursuant to Section 5.5 of the Plan, the Compensation and Organization Committee (the “Committee”) of the Board of Directors of The Scotts Miracle-Gro Company is responsible for reviewing the operation of the Plan and, subject to certain limitations, approving revisions of or modifications to Plan provisions; and
WHEREAS, to reflect certain changes in the Company’s compensation practices, the Committee has resolved to amend the Plan to change the name thereof.
NOW, THEREFORE, the Plan is hereby amended, effective as of November 5, 2008, as follows:
1. The title of the Plan shall be renamed “The Scotts Company LLC Amended and Restated Executive Incentive Plan” and the defined terms in the title shall be deleted in their entirety and replaced with (the “Plan” or “EIP”) and all references in the Plan to “EMIP” shall be deleted and replaced with the defined term “EIP” and the defined terms “Plan” and “EIP” shall refer to the Plan, as renamed.
2. Capitalized terms that are not defined in this Amendment have the same meanings as in the Plan.

THE SCOTTS COMPANY LLC

By: Name:	/s/ Denise S. Stump Denise S. Stump
Title:	Executive Vice President, Global Human Resources